Exhibit 10.13

[ENGLISH TRANSLATION]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS AGREEMENT AND THE SCHEDULES HERETO MARKED BY *** HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Ciudad de Buenos Aires, 19 October 2016
To
***

Ref.: Offer Number 4/5-B/2016

Dear Ladies and/or Gentlemen:

This communication relates to your equity participation in Rizobacter Argentina S.A., a corporation duly incorporated under the laws of Argentina, having its principal place of business at Dr. Arturo Frondizi 1150 (Parque Industrial Pergamino, Pergamino, Provincia de Buenos Aires) (“RASA” and/ or the “Company”) in order to present the following offer for your consideration (the “Offer”).

The Offer shall be valid for three (3) working days and shall be considered taken if all Sellers send written notification to the Buyer informing their acceptance of the Offer.

Once this Offer is accepted, the relationship between the Parties shall be governed by the terms and conditions set out in Exhibit A herein (the “Shareholders' Agreement”).

Sincerely yours.

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*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

/s/
RASA HOLDING LLC
Printed Name:
Acting as:

EXHIBIT A
TERMS AND CONDITIONS
OF THE SHAREHOLDERS' AGREEMENT OFFER

RECITALS

WHEREAS 1. (a) ***, a corporation, duly incorporated and validly existing and in good standing to date in compliance with all applicable laws of the Republic of Panamá, having its head office at *** (“IPS”) holds 5.404.000 shares of stock, representing 13,51% of the capital stock of Rizobacter Argentina S.A. (“RASA” or the “Company”); (b) ***, holder of Argentine Identity Document Number ***, domiciled at *** (“MMM”) holds 3.296.000 shares of stock representing 8,24% of the capital stock of RASA; (c) ***, holder of Argentine Identity Document Number ***, domiciled at *** (“PMM”) holds 3.296.000 shares of stock representing 8,24% of the capital stock of RASA; and (d) RASA Holding LLC, a limited liability company duly incorporated and validly existing and in good standing to date in compliance with all the governing laws of the State of Delaware, United States of America, head office at Av. Dr. Arturo Frondizi 1150, Pergamino, Provincia de Buenos Aires (“RH”, and, together with IPS, MMM and PMM, the “Parties” or individually the “Party”) holds 20.004.000 shares of stock representing 50,01% of the capital stock of RASA.

2. The Parties deem appropriate for the performance of business and the operation of the Company to establish the rules which shall govern their relationship as shareholders of the Company, in addition to those provisions set out in the Bylaws of RASA.

NOW THEREFORE, RH presents IPS, MMM and PMM the following Offer of Shareholders' Agreement (the "Offer" or the “Shareholders' Agreement” interchangeably), which, if accepted, shall be governed by the terms and conditions hereunder described:

ARTICLE ONE
DEFINITIONS

1.01.          Definitions.

Notwithstanding other definitions in the other provisions herein, the following terms, when capitalized, shall have the following meaning:

“Syndicated Shares”: shall mean all the authorized shares outstanding issued by RASA owned by MMM, PMM, IPS, RH, and/ or their respective universal successors, currently owned or which may be owned in the future, directly or indirectly, for whatever reason and with the limits established herein.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Affiliate”: shall mean, for a party, any company or any other legal entity, controlling or controlled, now or in the future, directly or indirectly, by said party or subject to common control with said party. "Controlled" companies shall be those companies where another person or company, directly or through another controlled company: (a) has a participation by means of whatever instrument granting the necessary votes to form majority rule or (b) exercises a dominant influence given the special links between them. In the case of individuals, Affiliates shall be spouses, ascendants and descendants up to the second degree of consanguinity.

“Syndicated Shareholders”: shall mean, collectively, (or individually, as appropriate) RH, IPS, PMM, MMM and their corresponding Affiliates, single or universal successors, in accordance with the terms herein.

“Firm Offer”: shall mean a written offer by a third party in good faith that contains the name of the offeror, the price offered per each Syndicated Share, the payment terms, the number of Syndicated Shares included in the Firm Offer and all the principal terms of the deal.

“Purchase Option”: shall mean the Purchase Option Offer issued by Bioceres S.A. and timely accepted by IPS, MMM and PMM.

“Purchase Price”: shall mean the purchase price per share of RASA paid today by RASA Holding LLC to MMM, PMM and IPS, applied proportionally to the number of Shares Under Option, that is to say, US$*** every one per cent (1%) of capital stock of RASA or its proportion if it is a fraction.

“Transfer”: shall mean any transfer –for whatever reason- of shares including any transfer, donation, assignment and those which may derive from mergers and spin-offs, capital distributions or rebates, dividend distribution in-kind, transfer of contributions, rights of first refusal/ offer, obligations, corporate bonds or convertible securities.

“Lien” or “Liens”: shall mean pledges, usufruct, personal and in riem guarantees, charges, mortgages, distraints, liens, security interest, third party contractual rights, trusts, options and restrictions of any nature to the use and/ or disposal of real or personal property in favor of  third parties, whether individuals or legal entities.

“Effective Period of the Shareholders' Agreement”: shall mean the period during which the Syndicated Shareholders (and their Affiliates, and/ or their single or universal successors, in accordance with the terms herein) are owners of Company shares.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.01.          Interpretation.

The titles used in the Offer are merely indicative and will in no way affect the extent and scope of the provisions therein, nor the rights and obligations assumed by the parties thereunder.

Except where the context otherwise requires, words denoting the singular include the plural and vice versa; words denoting any gender include all genders.

ARTICLE TWO
SCOPE OF THE SHAREHOLDERS' AGREEMENT

 2.01.          Scope of the Shareholders' Agreement.

If the Offer is accepted, the Shareholders' Agreement shall be applicable to all the Syndicated Shares and shall be in effect provided the Parties are Shareholders of the Company.

ARTICLE THREE
LIMITATIONS TO THE TRANSFER OF SHARES

3.01.          Limitations to the Transfer of Syndicated Shares.

Once this Offer is accepted, IPS, MMM and PMM shall not transfer their Syndicated Shares before complying with the provisions herein, except making transfers with each other, which is authorized.

RH will no transfer its Syndicated Shares in RASA before complying with the provisions herein, except making transfers to its Affiliates, provided the Affiliate accepts and commits in writing to the provisions herein. The transfer of Syndicated Shares in favor of Bioceres S.A., or its Affiliates, as a consequence of the Purchase Option shall be deemed an authorized transfer. If this is the case, Bioceres S.A. shall also enter into the Shareholders' Agreement.

The principles described in this Section shall be applicable to the creation of liens by the Parties on the Syndicated Shares.

The Board of Directors of RASA will not file any Transfer or Lien which was not performed in compliance with the provisions of this Agreement.

If according with the provisions of this Shareholders' Agreement, the Syndicated Shares are transferred to a third party (not Affiliate), the buyer shall enter into this Shareholders' Agreement and shall be bound by the same terms and conditions as the Party transferring its Syndicated Shares. No Syndicated Shares will be transferred and the Board of Directors of RASA shall not file said transfer until the buyer adheres in writing to this Shareholders' Agreement.

3.02.          Right of First Refusal.

If IPS, MMM and/ or PMM receive and wish to accept from a prospective buyer, or wish to present to a prospective buyer, (in both cases, other than a Syndicated Shareholder) a Firm Offer for the Transfer of all or any part of their Syndicated Shares, RH shall be entitled to a right of first refusal to buy the Syndicated Shares included in the Firm Offer (the "Right of First Refusal"). In order to exercise the Right of First Refusal, RH shall, at least, equalize the terms and conditions of the Firm Offer and buy all the Syndicated Shares therein.

If this is the case, IPS, MMM and/ or PMM (the “Selling Shareholders”) shall effectively notify their decision (the “Notification”) to RH listing the terms and conditions of the Firm Offer received, including, but not limiting, the identity of the prospective buyer, all the Syndicated Shares to be transferred and the financial terms, and, to RH's request, shall provide a written copy of the offer, if this was received in writing.

Within the term of ten (10) running days from the Notification date, RH shall notify in writing to the Selling Shareholder its intention of exercising its Right of First Refusal. If said right is exercised, the Selling Shareholder shall transfer the Syndicated Shares to RH (or to the Affiliate RH requires) within 30 (thirty) running days from the time RH notifies its decision to the Selling Shareholder.

If, on the contrary, RH fails to exercise its Right of First Refusal in the term stipulated herein, the Selling Shareholder shall be allowed to transfer the Syndicated Shares to the third offeror, under the terms and conditions stipulated in the offer and within 30 (thirty) running days from the time RH notifies (or fails to notify) its decision of not exercising its Right of First Refusal. If after said term the Transfer is not performed, said transfer shall not be performed unless the procedures stipulated in this Section are repeated.

3.03.          Tag-Along Right.

If a Syndicated Shareholder receives or wishes to accept from a prospective buyer a Firm Offer for the Transfer of Syndicated Shares to said third-party buyer, then any of the other Syndicated Shareholders shall be entitled to a Tag-along Right to sell to said buyer, simultaneously with the remaining Syndicated Shareholder proportionally to its equity participation and the number of total Syndicated Shares included in the Firm Offer (the "Tag-Along Right").

Once the Firm Offer is received, if the Syndicated Shareholder decides to accept it, s/he shall notify the other Syndicated Shareholders of their decision to sell, the price per Share and the payment terms. Once notified, the remaining Syndicated Shareholders shall have ten (10) running days to notify the other party if they exercise their Tag-Along Right ("Tag-Along Notification") and the number of Syndicated Shares which they will sell. Therefore, the Parties shall take all the necessary measures to sell collectively. The operation shall be performed within thirty (30) running days after receiving the Tag-Along Notification (or failure of Notification). Otherwise, the procedure above shall be repeated.

3.04.          Drag-Along Right.

If RH receives from a third party a Firm Offer to Transfer a number of shares in excess of the Syndicated Shares owned by it and RH wishes to accept said Firm Offer, then RH shall be able to force the other Syndicated Shareholders ("Drag-Along Right") to sell the number of Syndicated Shares owned by them necessary to cover the Firm Offer, under the same terms and conditions of the Firm Offer.

Once the Firm Offer is received, if RH decides to exercise its Drag-Along Right, RH shall notify within ten (10) running days to the remaining Syndicated Shareholders its decision to sell, the price per Syndicated Share and the payment terms, and that RH intends to exercise its Drag-Along Right ("Drag-Along Notification"). The operation shall be performed within thirty (30) running days after receiving the Drag-Along Notification (or failure of Notification). The Selling Shareholders shall be entitled to require from RH, and RH is obliged to take, all the necessary steps for the collective sale. Otherwise, the procedure above shall be repeated.

RH shall only exercise the Drag-Along Right provided the price of the Syndicated Shares in the Firm Offer equals or exceeds the Purchase Price. The price of the Firm Offer may, to the request of IPS, MMM and PMM (indistinctly), be previously validated by an investment bank or a internationally-established independent professional, appointed by those (acting collectively) who requested the validation of the price in the Firm Offer, within fifteen (15) running days after RH presents a short list. If, after this term, this is not appointed, RH shall be fully entitled to do so. In the event of divergence about the assessment of the validating professional/ firm, disputes shall be settled in accordance with Section 6.02 of this Shareholders' Agreement. Fees paid shall be equally divided.

3.05.          Anti-Dilution Provision.

In order to decide on any capital increase in RASA and/ or any other initiative which may imply the dilution of the owners’ participation or percentage stake in the capital stock in the Syndicated Shareholders' Company, express written consent from all the Syndicated Shareholders shall be required, which will not be reasonably denied.

ARTICLE FOUR
ELECTION OF THE BOARD OF DIRECTORS AND AUDIT COMMITTEE

4.01.          Election of the Board of Directors.

As required in the Company's Articles of Incorporation, the Company shall be managed by a Board of Directors and shall be comprised of the number of members determined by the Shareholders' Meeting, with a minimum of three (3) and a maximum of seven (7) full members; an equal or smaller number of substitute directors may be appointed. The term of office shall be three (3) fiscal years, but the Shareholders' Meeting may dismiss them at any time. At each Shareholders' Meeting called for the purposes of appointing or removing the authorities of RASA, MMM, PMM and IPS shall vote with all the Syndicated Shares in favor of a Board of Directors where most of the Directors are those proposed by RH and the remaining directors shall be those proposed by MMM, PMM and IPS (acting collectively). Therefore, if a Board of Directors of 5 (five) members is elected, all the Syndicated Shareholders shall vote to appoint (3) Directors proposed by RH and two (2) Directors proposed by PMM, MMM and IPS, acting collectively. In order to dismiss the directors, the Syndicated Shareholders shall vote in the same manner as the individual who proposed the Director to dismiss.

Therefore: I) RH may: ***. II) MMM, PMM and IPS may: ***.

RH shall have the right to appoint the Company President.

***

In all cases, RH shall appoint the members to form the majority of the Board of Directors of RASA.

4.02.          Election of the Audit Committee.

The members of the Audit Committee shall be elected using the same principles established in Section [4.01], adapted to the corresponding organ. Thus, RH shall appoint two (2) out of the three (3) members of the Audit Committee and PMM, MMM and IPS the remaining member, collectively.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE FIVE
DECISION-MAKING

5.01.          Shareholders’ Meetings.

MMM, PMM and IPS agree to use all the Syndicated Shares to vote in agreement with RH at any Shareholders' Meeting during the existence of this Shareholders' Agreement. MMM, PMM and IPS may refuse, with good reason, to comply with said obligation without penalty from RH or RH's right to assert any claims, if they understand that RH's proposal impairs their interest of any kind, is in violation of the law and/ or the Bylaws, or detracts from the prudence and care of a reasonable businessman.

ARTICLE SIX
GOVERNING LAW AND DISPUTE SETTLEMENT

6.01.          Governing Law.

The relationship arising from this Offer, once accepted, shall be governed by and construed in all respects in accordance with the laws of the Argentine Republic.

6.02.          Dispute Settlement.

In the event of disagreement, disputes or conflict regarding the validity, interpretation, enforceability or termination of this Offer, if accepted, and/ or the relationship arising from its acceptance, the Parties herein expressly agree to use an initial process of mediation for a period of 30 days, using the Mediation and the Rules of Procedure and Ethics Code of the Corporation Center of Mediation and Arbitration (Civil Association), based in the city of Buenos Aires, Argentine Republic. The Parties may extend said period. In the event of disagreement, the dispute or the unresolved partial aspects of the dispute shall be submitted to arbitration in accordance with said Civil Association’s rules and regulations. For the execution of the award and any other non-arbitration presumption, the Parties hereto agree to submit to the jurisdiction and competence of the Courts of Common Pleas of the City of Buenos Aires. The award shall be final and non-appealable for the Parties hereto, who expressly agree that this arbitration clause shall be construed as a self-contained agreement and notwithstanding the other provisions herein. In the event the award herein is declared invalid, the arbitration clause shall not be deemed invalid, and the arbitrators appointed shall be entitled to decide on their own competence and on the existence or validity of the arbitration clause.

ARTICLE SEVEN
MISCELLANEOUS

7.01.          Notices.

All notices among the Parties hereto shall be in writing, to the addresses listed hereunder:

To IPS:
***

With copy (which shall not imply notice) to:

***

To MMM:
***

To PMM:
***

To MMM and PMM, with copy (which shall not imply notice) to:
***

To RH:

Ocampo 210 bis
Predio CCT, Rosario, Sta. Fe, ARG.
Tel.: ***
Attention: ***

With copy (which shall not imply notice) to:

Marval, O’Farrell & Mairal
***
Ciudad de Buenos Aires
Phone: ***
Fax: ***
Attention: ***

7.02.          Severability

Any provision in the Offer herein prohibited or declared non-applicable in any jurisdiction shall have no validity in said jurisdiction to the extent of said prohibition or declaration of non-applicability, without invalidating the other provisions of the Offer herein. The prohibition or non-enforceability declared in any jurisdiction shall not render said provision inapplicable in any other jurisdiction. In the event the provisions of any law or regulation arising from said prohibition or non-enforceability may be waived, the Parties hereto hereby waive said provisions to the greatest extent permitted by law, so that, once accepted, this Offer shall be construed as a valid and binding contract, enforceable in accordance with its terms and conditions.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.03.          Communications to the Public

The Parties hereto shall not announce or communicate to the public other than by mutual agreement in writing. The communications that any of the Parties hereto is legally bound to make shall be deemed an exception, but the communication text shall be agreed to with the other Party. If there is a discrepancy on the content of a publication, the reasonable criterion of the Party required to communicate said information shall control.

7.04.          Confidentiality

Any information exchanged among the Parties attributable to this Agreement is confidential, and shall be deemed so except for the information which may become public from a third party not bound by a confidentiality provision or by the Party who provided the confidential information and/ or when said information is required by duly entitled judicial or administrative authorities and/ or in the event of any dispute among the Parties arising from the interpretation, enforceability, compliance or non-compliance of this Agreement.

7.05.          Assignment

In no event shall any of the Parties be entitled to assign the rights and/ or obligations arising from this Offer without the express written consent of the other Party, except for RH, who shall be entitled to assign its rights and obligations to an Affiliate and in the provisions in the Offer herein.

7.06.          Fees and Expenses

In the event this Offer is accepted, each Party shall bear its own costs, including fees and expenses of any third party which may provide assistance to said Party, incurred in the preparation and endorsement of the Offer and related documents. The Parties hereto hereby declare to have received proper legal and accounting advice regarding this Offer, its acceptance, and related documents.

7.07.          Taxes

In the event of acceptance, each Party shall pay the taxes arising as a consequence of the provisions in this Offer.

7.08.          No waiver.

Failure of any of the Parties to enforce strict compliance with the provisions in this Offer, once accepted, shall not be construed as a waiver to the provisions or the right to enforce later compliance with any of the clauses herein.